UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 7, 2024
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2024, JetBlue Airways Corporation (“JetBlue” or the “Company”) announced the appointment of Martin St. George as President of the Company, effective February 26, 2024.
Mr. St. George, 59, most recently served as Chief Commercial Officer of LATAM Airlines Group S.A., beginning in 2020, after a 30+ year career in the airline industry in both North America and Europe. Prior to joining LATAM, Mr. St. George served as interim Chief Commercial Officer at Norwegian Air Shuttle ASA beginning in 2019. From 2006 to 2019, he served in various leadership positions at JetBlue, including as Chief Commercial Officer from 2015 to 2019. Mr. St. George holds a degree in Civil Engineering from the Massachusetts Institute of Technology.
In connection with Mr. St. George’s appointment, the Company entered into an offer letter pursuant to which he will receive an annual base salary of $625,000. He will also be eligible for a target bonus of 125% of his annual base salary based on Company and individual performance, which, for 2024, will be paid at no less than target. Mr. St. George’s offer letter provides for a $500,000 performance-based sign-on bonus. The bonus is paid in two equal installments, with the first paid within 30 days after his start date and the second within 30 days after the first anniversary of his start date. The bonus is subject to clawback if Mr. St. George is not actively employed through February 15, 2026 or does not meet the performance goals.
Mr. St. George will also be eligible to receive annual long-term incentive equity awards pursuant to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan. His 2024 award will have a target value of $2,000,000, 50% of which will be restricted stock units that vest in three equal annual installments commencing on the first anniversary of the grant date, subject to his continuing employment, and the other 50% will be performance stock units that vest based on Company performance over a three-year performance period. In addition, if Mr. St. George remains in continuous service with the Company for three years, he will re-qualify for retirement eligible vesting provisions that apply to the Company’s equity award program.
Mr. St. George will enter into the Company’s standard form of indemnification agreement in the form filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2021.
There are no arrangements or understandings between Mr. St. George and any other person pursuant to which he was appointed. Mr. St. George has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. St. George has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
The public announcement regarding the foregoing appointment described in Item 5.02 of this Current Report on Form 8-K was made by means of a press release on February 7, 2024, which is furnished herewith as Exhibit 99.1.
The information included under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between JetBlue Airways Corporation and Martin St. George, dated February 6, 2024
99.1*	Press Release of JetBlue, dated February 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	February 7, 2024	By:	/s/ Brandon Nelson
Brandon Nelson
General Counsel and Corporate Secretary